                                                                    EXHIBIT 10.3

                                Product License
                                      And
                                 Collaboration
                                   Agreement


                                    Between

                               Intel Corporation

                                      And

                                  @Road, Inc.

                               January 28, 2000


CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                               Table of Contents


Section                                                              Page
-------------------------------------------------------------------------
 1.  Definitions....................................................... 3
 2.  Responsibilities of the Parties................................... 3
 3.  License Grants and Terms.......................................... 4
 4.  Ownership......................................................... 5
 5.  Compensation...................................................... 6
 6.  Maintenance and Support Obligations............................... 7
 7.  Warranties........................................................ 7
 8.  Indemnification................................................... 8
 9.  Term and Termination.............................................. 9
10.  Confidentiality and Non-Disclosure................................10
11.  General Provisions................................................10

Exhibits

Exhibit "A" - @ROAD Products and Specifications

Exhibit "B" - Marketing Collaboration

Exhibit "C" - RESERVED

Exhibit "D" - RESERVED

Exhibit "E" - Certificate of Originality

This agreement (hereinafter referred to as the or this "Agreement") is entered this 28 day of January, 2000 (hereinafter referred to as the "Effective Date"), by and between INTEL Corporation, a Delaware corporation having a place of business at 5000 W. Chandler Blvd, Chandler, Arizona 85226 ("hereinafter referred to as "INTEL") and @Road, Inc., a California company with a principal place of business at 47370 Fremont Boulevard, Fremont, CA 94538 (hereinafter referred to as "@ROAD"). INTEL and @ROAD may be referred to herein in the singular or plural as a Party or the Parties.

1.   DEFINITIONS

1.1 "Documentation" means manuals and other written materials supplied to INTEL by @ROAD, in any medium, relating maintenance, installation, operation, or training of the @ROAD Products which @ROAD supplies to customers in the normal course of business.

1.2 "INTEL Products" means all hardware and Software products design and manufactured by or for INTEL based upon the @ROAD Hardware Design or @ROAD Software, including derivatives created pursuant to this Agreement, and marketed, sold, distributed, licensed, or otherwise transferred by INTEL in the normal course of business for automotive applications.

1.3 "@ROAD Hardware" means the GPS chip set defined in Exhibit A, and future semiconductor component or components used by @ROAD in it's products which offer the same or similar functionality to the extent that @ROAD has the right to grant INTEL the rights set forth herein.

1.4 "@ROAD Hardware Design" means the design for the @ROAD Hardware described in the Manufacturing Package.

1.5  "@ROAD Products" means the @ROAD Software and @Road Hardware.

1.6 "@ROAD Software" means all Software, including all Updates and Enhancements, in Object Code and Source Code formats, necessary to operate the @ROAD Hardware, and all future software from @ROAD which offer the same or similar functionality.

1.7 "Manufacturing Package" means the manufacturing documentation for the @ROAD Hardware provided by @ROAD to Intel pursuant to Section 2.2 below, as identified in Exhibit A attached hereto, including revisions to other manufacturing documentation ("Engineering Change Order" or "ECO") made by @ROAD.

1.8 "Object Code" means computer-programming code in machine-readable and machine-executable form.

1.9 "Software" means computer-programming code in Object Code and Source Code formats.

1.10 "Source Code" means computer-programming code in human-readable form and related design documentation, including all comments, build tools, libraries, and any procedural code.

1.11 "Updates and Enhancements" means all modifications, improvements, or additions to @ROAD Software that corrects the @ROAD Software or enhances the @ROAD Software's functionality, and new releases of such product made available by @ROAD to at least two other third parties in Object Code and Source Code formats.

2.   Responsibilities of the Parties

2.1 @ROAD will support reasonable customization and engineering support requests by INTEL and INTEL's customers at least as well as it supports such requests from its other customers. Prior to undertaking such customization or engineering activity, @ROAD and INTEL will agree in writing upon the terms under which such activity will be conducted and the non-recurring engineering charges to be paid by INTEL for such activity as an amendment to this Agreement. As a minimum, @ROAD agrees that all Intellectual property developed by @ROAD under contract and the medium of expression thereof will, at INTEL's option and sole discretion, be owned by INTEL or licensed to INTEL under terms no less restrictive than the terms of this Agreement.

2.2 @ROAD will deliver to Intel the Manufacturing Package and @ROAD Software in a format or formats reasonably satisfactory to INTEL not less than 90 calendar days from the Effective Date.

2.3 @ROAD will deliver with @ROAD Software and any and all Updates and Enhancements thereof with a Certificate of Originality in the format set forth in Exhibit E for each version of @ROAD Software and/or each Update and Enhancement. Failure by @ROAD to deliver Certificates of Originality shall be deemed for purposes of warranties set forth in
          Section 7.5 that such Licensed Product is delivered free of any third-party software or content.

2.4 If @ROAD makes any pre-production release of the @ROAD Products, the Manufacturing Package, including any Update and Enhancement to @ROAD Software or modifications or engineering change orders the Manufacturing Package, it will deliver such alpha or beta version or pre-production release to INTEL within a reasonable time following internal release, but in no event later than delivered by @ROAD to any other customer.

2.5 Direct communication between INTEL's and @ROAD's technical representatives will be ongoing during the term of this Agreement. However, communication with INTEL's technical representatives may be limited at INTEL's sole discretion. Terms and conditions regarding support for a technical information or assistance may be specified under a separate written agreement between INTEL and @ROAD. Nothing herein shall be construed as obligating INTEL to provide a particular level of support to @ROAD.

2.6 INTEL and @ROAD will engage in the collaborative marketing activities set forth in Exhibit B.

2.7 INTEL will make available to @ROAD INTEL Products which INTEL sells to two or more third parties at prices as favorable to @ROAD as paid by other similarly situation customers, timing, volume, and specifications considered.

3.        LICENSE GRANTS AND TERMS

3.1       License Grants
          --------------

3.1.1 Subject to the terms and conditions of this Agreement. @ROAD grants to INTEL a worldwide, non-exclusive, perpetual, irrevocable (unless terminated in accordance with Section 9.2 (b) of this Agreement), royalty-free license, with rights to sublicense pursuant to Section
          3.2.2. under copyrights, trade secrets and any other intellectual property rights in the Manufacturing Package and @ROAD Software to use, copy, have copied, create derivatives of the Manufacturing Package and/or @ROAD Software, without limitation.

3.1.2 Subject to the terms and conditions of this Agreement, @ROAD grants to INTEL a worldwide, non-exclusive, perpetual, irrevocable (unless terminated in accordance with Section 9.2(b) of this Agreement), royalty-free license, with rights to sublicense pursuant to Section 3.2.2, under any or all @ROAD copyrights, trade secrets, patents, and any other Intellectual property rights in the @ROAD Software to use, copy, have copied, import, distribute, perform or display or otherwise transfer @ROAD Software, and/or any derivative or modification thereof created by Intel, it's employees, contractors, agents, or representatives pursuant to the license grant in Section 3.1.1 of this Agreement, in Object Code format, for, with, or as part of Intel Products without limitation.

3.1.3 Subject to the terms and conditions of this Agreement, @ROAD grants to INTEL a worldwide, non-exclusive, perpetual, irrevocable (unless terminated in accordance with Section 9.2 (b) of this Agreement), royalty-bearing license, with rights to sublicense pursuant to Section 3.2.2, under any or all @ROAD copyrights, trade secrets, patents and any other intellectual property right in the

          @ROAD Hardware to use, make, have made, sell, offer to sell, import, distribute, perform or display or otherwise transfer Intel Products, alone or in combination with other products, without limitation.

3.1.4 Subject to the terms and conditions of this Agreement, @ROAD grants to INTEL a worldwide, non-exclusive, perpetual (unless terminated in accordance with Section 9.2 (b) of this Agreement) royalty-free license, with rights to sublicense pursuant to 3.2.2, under copyrights in the Documentation which @ROAD owns or has authority to grant licenses of the scope set forth herein to copy, have copied, create derivatives of, modify, distribute, perform, or display the Documentation and copies and derivatives thereof, in whole or in part, without limitation.

3.2       General License Terms
          ---------------------

3.2.1 @ROAD waives on its behalf and on behalf of its subcontractors, vendors, contractors, suppliers, and consultants any and all moral rights in the Manufacturing Package and Documentation.

3.2.2 INTEL may sublicense its rights under Section 3.1.1, 3.1.3 and 3.1.4 above to contractors performing services on behalf INTEL and under
          Section 3.1.2 to customers under terms no less restrictive or enforceable than set forth herein.

3.2.3 Notwithstanding any other provision hereof and without limiting the obligations of contractors with respect to confidentiality under
          Section 3.2.2. INTEL's access to the Manufacturing Package and Documentation shall not create any obligation on the part of INTEL to limit or restrict the assignment of its employees or contractors. Nothing in this Agreement shall be construed as preventing employees of INTEL or contractors for INTEL who have had access to Manufacturing Package and/or Documentation from drawing upon or using any skills, knowledge, talent or experience of a general nature acquired in the course of working with the Manufacturing Package and/or Documentation. This Agreement does not preclude INTEL from evaluating, acquiring from third parties not a party to this Agreement, or independently developing, marketing similar technologies or products, or making and entering into similar arrangements with other companies.

3.2.4 Except as expressly set forth herein, neither Party grants or conveys any right, title, or interest in intellectual property, whether express, implied, statutory or by estoppel.

4.        OWNERSHIP

4.1 Subject to the licenses granted to INTEL pursuant to this Agreement, and except as set forth in Section 2.4 above, @ROAD or @ROAD's suppliers shall have exclusive right, title, and interest in all intellectual property, including, without limitation, patents, copyrights, trade secrets and other types or forms of Intellectual property, in @ROAD Products developed, authored, or created by @ROAD or @ROAD's employees, suppliers, contractors, agents, or representatives.

4.2 INTEL or its suppliers shall have exclusive right, title, and interest in all intellectual property, including, without limitation, patents, copyrights, trade secrets and other types or forms of Intellectual property, in and to derivatives of the @ROAD Products developed, authored, or created by INTEL or INTEL's employees, suppliers, contractors, agents, or representatives.

4.3 @ROAD and INTEL will jointly own, without rights of accounting, any intellectual property, including, without limitation, patents, copyrights, trade secrets and other types or forms of Intellectual property, in derivatives of the @ROAD Products authored, created, or reduced to practice with the subsequent participation of both parties, their employees, suppliers, contractors, agents, or representatives.

5.   COMPENSATION

5.1 INTEL will reimburse @ROAD's costs of transferring the Manufacturing Package and @ROAD Software to INTEL under this Agreement up to a maximum of one hundred thousand dollars ($100,000) US. Payment will be made via certified check or wire transfer within 45 calendar days following the close of Intel manufacturing quarter in which transfer of the Manufacturing Package and @ROAD Software occurs.

5.2 INTEL and @ROAD agree that INTEL will pay to @ROAD a royalty for each unit of Intel Product sold, distributed or otherwise transferred by INTEL in an amount not-to-exceed [*] US to be negotiated within forty-five (45) calendar days following the Effective Date. If the Parties are unable in good faith to negotiate a royalty amount, the royalty for each unit of INTEL Product sold, distributed, or otherwise transferred by INTEL will be the not-to-exceed amount set forth above.

5.3 INTEL will make payment of the royalty described in Section 5.2 within forty-five (45) calendar days following close of the INTEL manufacturing quarter in which the INTEL Product is sold, distributed, licensed, or otherwise transferred by INTEL.

5.4 For the avoidance of doubt, INTEL Products and Updates and Enhancements distributed, licensed or otherwise transferred by INTEL free of charge for promotional or design-in activities, including for use internal to INTEL, and alpha, beta, prototype, customer evaluation, and demonstration versions of INTEL Products and Updates and Enhancements, are exempt from any royalty fees.

5.5 INTEL will submit to @ROAD quarterly, within forth-five days following the close of each INTEL manufacturing quarter, a royalty report identifying the quantity of INTEL Products sold, distributed, or otherwise transferred by INTEL for revenue during the INTEL manufacturing quarter, together with a certified check or wire transfer representing royalties, if any, owed by INTEL in connection therewith.

5.6 All reports and royalty payments, whether prepaid or recurring, will be sent by INTEL to @ROAD as follows:

          Reports/Certified Check            Wire Transfer Instructions

          @ROAD, Inc.                        To be provided by @ROAD
          47370 Fremont Boulevard
          Fremont, CA, 94538

          Attention: Office of Controller

5.7 INTEL will keep data containing data reasonably required for verification of the royalty fees to be paid. If @ROAD reasonably believe that INTEL's payments are inaccurate, @ROAD, at @ROAD's own expense, may select an independent auditor (agreeable to INTEL) to audit the relevant INTEL records relating to the number of copies distributed by INTEL solely at INTEL premises and only during normal INTEL business hours. Such auditor shall be required to execute an appropriate non-disclosure agreement as a condition to access to INTEL data and will be permitted to report to @ROAD only the number of units of @ROAD Hardware actually distributed, and the amount due and payable to @ROAD. @ROAD will hold such information in confidence for INTEL and will not disclose such information to any third party without the prior written consent of INTEL. Audits will occur not more than once each twelve (12) calendar month period, and will be limited in scope to the period since the previous audit, if any, or a period of the twelve (12) calendar months prior to the audit, whichever is shorter. @ROAD shall bear the cost

* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

     of such audits. If such audit discloses an underpayment, INTEL shall promptly pay the underpayment to @ROAD.

5.8 All payments shall be made free and clear without deduction for any and all present and future taxes imposed by any taxing authority. In the event that @ROAD is prohibited by law from making such payments unless such deductions are made or withheld therefrom, then @ROAD shall pay such additional amounts as are necessary in order that the net amounts received by INTEL, after such deduction or withholding, equal the amounts which would have been received if such deduction or withholding had not occurred. @ROAD shall promptly furnish INTEL with a copy of an official tax receipt or other appropriate evidence of any taxes imposed on payments made under this Agreement, including taxes on any additional amounts paid. In cases other than taxes referred to above, including but not limited to sales and use taxes, stamp taxes, value added taxes, property taxes and other taxes or duties imposed by any taxing authority on or with respect to this Agreement, the costs of such taxes or duties shall be borne by @ROAD. In the event that such taxes or duties are legally imposed initially on INTEL or INTEL is later assessed by any taxing authority, then INTEL will be promptly reimbursed by @ROAD for such taxes or duties plus any interest and penalties suffered by INTEL.

5.9 Except as specifically set forth in this Section 5. or unless otherwise agreed by the Parties in writing, INTEL will owe @ROAD no royalty or other compensation for performance by either Party of this Agreement, including, without limitation, the exercise by INTEL of the license grants set forth in Section 3 this Agreement.

6.   MAINTENANCE AND SUPPORT OBLIGATION

6.1 @ROAD will assign a technical manager to ensure timely and effective communication of support and maintenance issues with INTEL. As a minimum, such technical contact will be available @ROAD's normal business hours to receive and act upon INTEL's maintenance and support requests.

6.2 @ROAD will immediately notify INTEL of any bugs, errors, or errata in @ROAD Products and/or errors in Manufacturing Package as they become known or suspected. Without limiting the foregoing, @ROAD will give INTEL written notification of bugs, errors, or errata in the @ROAD Products and/or Manufacturing Package, with preliminary analysis of the bug, error, or errata within five (5) calendar days, including, without limitation the nature of the bug, error, or errata, any patches or work arounds, and the expected corrective action date. @ROAD will give INTEL regular (not less than weekly) written updates on status of failure analysis and corrective action and final written report when failure analysis is complete and corrective action is implemented.

6.3 @ROAD will deliver to Intel Updates and Enhancements within a reasonable time following internal release, but in no event later than the earlier of ten (10) calendar days following internal release or delivery by @ROAD to any other customer or licensee.

6.4 @ROAD will deliver to Intel engineering changes, corrections, or revisions to the Manufacturing Package not later than internal release to it's internal or external manufacturing lines.


7.   WARRANTIES

7.1 Each Party warrants and represents to the other that it has all authority to enter into this Agreement and to perform the obligations hereunder.

7.2 @ROAD warrants and represents that it has all right, title, and interest and/or license rights in the @Road Products necessary to grant the licenses set forth herein and has not taken any action or suffered any action to be taken with respect to the @ROAD Products which would restrict or affect the rights of INTEL and its sublicensees hereunder.

7.3 @ROAD warrants and represents that no third party has any ownership right in, title to, or lien on any Intellectual property in the Manufacturing Package and/or @ROAD Products licensed under this Agreement to the best of its knowledge and belief.

7.4 @ROAD warrants and represents that the Manufacturing Package contains all information and know-how used by @ROAD or its foundries to manufacture of the @ROAD Products. Furthermore, @ROAD warrants and represents that the Manufacturing Package contains all documentation necessary for a person reasonably skilled in the design and manufacture of semiconductor component or system products to manufacture @ROAD Products which conforms with the Documentation.

7.5 @ROAD warrants and represents that the information contained in any Certificate of Originality, delivered by @ROAD in the form set forth in Exhibit E hereto is current, accurate, and complete as of the Effective Date to the best of its information and belief. Furthermore, @ROAD warrants and represents that it has used best efforts to verify that the information set forth in Exhibit E is current, accurate, and complete as of the Effective Date.

7.6 @ROAD warrants and represents that @ROAD Software (including firmware) is free of any harmful code, defined for purposes of this Agreement as any computer code, programming instruction, or set of instructions which have been designed with the ability to damage, interfere with, or otherwise adversely affect computer programs, data files, or hardware, without the consent or intent of the computer user, including without limitation, self-replicating and self-propagating programming instructions commonly referred to as viruses and worms.

7.7 @ROAD warrants and represents that the license and other terms set forth in this Agreement are no less favorable than those offered by @ROAD to any other individual, company, or other entity. INTEL will be entitled to audit @Roads relevant books and records to verify compliance with this warranty.

7.8 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE @ROAD PRODUCTS, THE MANUFACTURING PACKAGE, INCLUDING ANY UPDATES AND ENHANCEMENTS, THE DOCUMENTATION, OR ANY OTHER SOFTWARE OR INFORMATION, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS SECTION 7, AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.   INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1 @ROAD will defend, indemnify INTEL and hold INTEL harmless from and against any and all loss, cost, liability and expense (including attorney's fees) arising in any way from any claim made or threatened against INTEL relating to the @ROAD Products, the Manufacturing Package, or Documentation. Licensee's duties under this Section 8 extend to any matters arising out of any claim made or threatened that Manufacturing Package, or Documentation or Intel Products made or have made Intel in accordance with the Manufacturing Package or Documentation infringe any copyright, patent, trade secret or other intellectual property right.

8.2 INTEL agrees to promptly notify @ROAD of any such claim made or threatened and will provide information, assistance, and cooperation in defending the suit or proceeding (at @ROAD's expense). INTEL agrees to allow @ROAD the opportunity to control the defense or settlement of any suit or proceeding provided @ROAD permits INTEL to participate in the defense or settlement thereof at Intel's expense.

8.3 If INTEL Products made or have made by or on behalf of Intel in accordance with the Manufacturing Package or Documentation, or any portion thereof, is found to infringe the intellectual property rights of any third party and its use is enjoined, @ROAD will, at INTEL's option and at @ROAD's expense use best efforts to procure for INTEL a license or right to continue to exercise INTEL's license rights with respect to Intel Products, and if no license is available or if INTEL determines that a license is not available on commercially reasonable terms, INTEL may terminate this Agreement without prejudice to any other right either Party may have under this Agreement.

8.4 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF USE, OR INTERRUPTION OF BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE TOTAL LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT WILL NOT EXCEED THE GREATER OF AMOUNTS PAID BY INTEL AS ROYALTIES PURSUANT TO SECTION 5 OF THIS AGREEMENT OR FIVE MILLION DOLLARS ($5,000,000) U.S. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREUNDER.

9.   TERM AND TERMINATION

9.1  Term
     ----

     This Agreement will be effective for an initial term of five (5) years from the Effective Date and will automatically renew for successive one year terms unless either Party provides written notice of non-renewal not less than one hundred and eighty (180) calendar days before expiration of the initial term or any subsequent renewal term.

9.2  Termination:
     ------------

     (a) INTEL may terminate this contract for its convenience at any time upon sixty (60) calendar days written notice.

     (b) Either Party shall have the right to terminate this Agreement should the other Party materially default in the performance of any of its obligations if, within thirty (30) days after written notice, the defaulting Party has failed to cure the default.

9.3  Effect of Termination
     ---------------------

     (a) Except as expressly set forth below, Sections 3, 4, 5, 7, 8, 9, 10, 11 of this Agreement will survive expiration or earlier termination of this Agreement.

     (b) Notwithstanding the foregoing, the licenses set forth in Section 3 will terminate if Intel elects to terminate this Agreement for its convenience pursuant to Section 9.2(a) above.

     (c) Furthermore, in the event of termination of this Agreement for material breach by INTEL in accordance with Section 9.2(b) above, and except as set forth herein, @ROAD may revoke the license grants set forth in Section 3 above. Notwithstanding anything in this Section 9.3(c) to the contrary, INTEL may continue to distribute the Intel Products in inventory, with @ROAD Software or INTEL derivatives thereof, until its inventory of Intel Products is depleted, or until all customer orders received by INTEL before written notice of termination. Furthermore, INTEL may continue to use, copy and create derivatives of the Manufacturing Package in source code format for customer support purposes and may compile and distribute derivatives of the @ROAD Software in object code format as necessary to correct bugs in @ROAD Software distributed to customers pursuant to this Agreement. Revocation shall not affect the rights of INTEL customers under valid sublicenses executed prior to termination of this Agreement.

10.  PUBLICITY

10.1 The Parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

     (a) with the prior written consent of the other Party; or

     (b) to any governmental body having jurisdiction to call therefor; or

     (c) subject to (d) below, as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters; or

     (d) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order and (b) the disclosing Party informs the other Party in writing in advance of the disclosure; or

     (e) in confidence to legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions.

10.2 It may become necessary during the course of this Agreement for one Party to disclose to the other information which the disclosing Party considers confidential ("Confidential Information"). Disclosure of such Confidential Information shall be governed by the terms of Corporate Non-Disclosure Agreement number 3383441, dated September 4, 1999. Notwithstanding the foregoing, @ROAD acknowledges that INTEL may from time to time require @ROAD to execute a more restrictive form of non-disclosure agreement or as a precondition to receipt of selected INTEL confidential information.

11.  GENERAL PROVISIONS

11.1 INTEL and @ROAD are independent contractors. Nothing in this Agreement will be construed to make INTEL and @ROAD partners or joint venturers, or to make INTEL and @ROAD liable for the obligations, acts, or activities of the other.

11.3 Any change, modification or waiver to this Agreement must be in writing and signed by an authorized representative of each Party.

11.4 All notices and requests required or made under this Agreement must be in writing and will be deemed given if personally delivered or by courier, overnight delivery service or 48 hours after mailing as postage prepaid, certified or registered mail to the addresses listed on the cover page to this Agreement or to such other address as may be noticed as follows:

       INTEL:                         @ROAD:

       INTEL Corporation              @ROAD, Inc.
       5000 West Chandler Blvd.       47370 Fremont Boulevard
       Chandler, AZ 85226             Fremont, CA, 94538
       Attn.: Contract Management     Attn.: Office of the President
       M/S: CH6-404

       With copies to:                With copies to:

       INTEL Corporation              Venture Law Group
       2200 Mission College Blvd.     2800 Sand Hill Road
       Santa Clara, CA 95052-8119     Menlo Park, CA 94025
       Attn.: General Counsel         Attn.: Tae Hea Nahm


11.5 Neither Party may assign this Agreement or any portion of this Agreement to any other Party without the other's prior written consent: provided,
                                                                     --------
       however, that 1) INTEL will have the right to assign and/or delegate it's
       -------
       rights, obligations, and privileges hereunder to it's subsidiaries and affiliates: and 2) @ROAD will have the right to assign this Agreement and its rights, obligations and privileges hereunder to a merger partner, successor in business or acquiror of all or substantially all of @ROAD's business or assets without obtaining any consent to such assignment from INTEL. This Agreement will be binding on the Parties, their assignees, or successors in interest.

11.6 In the event of a conflict between the terms of this Agreement and the following Exhibits, which are incorporated herein by reference, the terms and conditions of this Agreement will prevail:

          Exhibit "A" - @ROAD Products and Specifications
          Exhibit "B" - Marketing Collaboration
          Exhibit "C"-  RESERVED
          Exhibit "D" - RESERVED
          Exhibit "E" - Certificate of Originality

11.7 Regardless of which of us may have drafted this Agreement, no rule of strict construction shall be applied against either Party. If any provision of this Agreement is determined by a court to be unenforceable, we will deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

11.8 The laws of the State of California, excluding its choice of law provisions shall govern any claim by either Party arising under this Agreement.

11.9 This Agreement is intended to be the entire agreement of the Parties with respect to matters contained herein, and supercedes all prior or contemporaneous agreements and negotiations, written or oral, with respect to those matters. Furthermore, this Agreement supercedes the terms of any license distributed by @ROAD with the @ROAD Software, provided that, Intel may, in its sole discretion, exercise any right set forth in such license which is more favorable than rights granted INTEL under this Agreement.

11.10 The Parties agree to cooperate to execute any subsequent document or documents reasonably necessary to carry out the intent of this Agreement.

11.11 No waiver of any breach or default shall constitute a waiver of any subsequent breach or default.

11.12 This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

AGREED:

INTEL CORPORATION                       @ROAD, INC.

/s/ Michael Iannitti Jr.                /s/ Krish Panu
-------------------------               -----------------------------
Signature                               Signature

Michael Iannitti Jr.                    Krish Panu
-------------------------               -----------------------------
Printed Name                            Printed Name

Director - Icco                         Chairman and CEO
-------------------------               -----------------------------
Title                                   Title

1-31-00                                 2-3-00
-------------------------               -----------------------------
Date                                    Date

                                  EXHIBIT "A"
                       @ROAD Products and Specifications

A.
B.

C.
D.

E.

          NOTE: In addition to the foregoing descriptions and specifications, @ROAD specification sheets in effect at the time of this Agreement or thereafter modified for the @ROAD Products are hereby incorporated into this Exhibit A by reference.

                                  EXHIBIT "B"

                            MARKETING COLLABORATION

@ROAD and INTEL will cooperatively participate in marketing activities related to promotion of @ROAD Products and Intel Products as follows:

1. @ROAD and Intel will meet regularly to discuss cooperative marketing strategies for mutually agreed target segments ("Target Segments"). Such meetings would review overall industry and market trends, product requirements for Target Segments and any changes thereto, specific customer requirements when appropriate, co-advertisements, joint press releases, web communications and other media communications related to the optimized @ROAD Products with both INTEL and @ROAD named, and other topics of mutual benefit.

2. The parties will use reasonable efforts to engage in cooperative marketing activity, including without limitation:
     (a) joint participation at trade shows, industry conferences, seminars and associated hospitality suites:

     (b) participation by Intel in @ROAD sales force and technical training sessions;

     (c) participation by @ROAD in INTEL sales force and technical training sessions:

     (d)  membership in mutually agreed industry initiatives; and

     (e) joint visits to mutually agreed customers, subject to any third party confidentiality obligations, to review product requirements as well as advocating the combination of @ROAD Products and INTEL Products as complete solutions.

3. The parties will provide internet links between their respective Web sites as mutually agreed.

4. @ROAD and INTEL will exercise their respective reasonable efforts to reference sell one another's products through their respective direct and indirect sales channels for appropriate sales opportunities in the Target Segments. The parties agree to share sales leads as appropriate, subject to any confidentiality obligations with third parties. This provision is not intended to limit the right or ability of either party to reference sell the products of other third parties.

5. INTEL and @ROAD will discuss other mutually agreeable promotional activities (e.g., announcements, advertisements, web-based communications) as appropriate.

6. Each party will be responsible for its own expenses related to such cooperative marketing activities, unless otherwise agreed in writing.

                                  EXHIBIT "C"

                                   RESERVED

                                  EXHIBIT "D"

                                   RESERVED

                                  EXHIBIT "E"
                          CERTIFICATE OF ORIGINALITY
  [To be completed by @ROAD for each @ROAD Software module before delivery to
                                    Intel]

This questionnaire must be completed for the @ROAD Software for INTEL,

One questionnaire can cover one complete product, even if that product includes multiple modules. However, a separate questionnaire must be completed for the code and another for its related documentation (if any).

Please do not leave any questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

1. Name of the software material (provide complete identification, including version, release and modification numbers for programs and documentation):

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

2. Was the software material or any portion thereof written by any party other than @ROAD or @ROAD's employees working within their job assignment?

          Yes ________  No _________

          If yes, provide the following information:

     (a) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (b)  Specify for each involved party:

          (i)    Name:

                 _______________________________________________________________

          (ii)   @ROAD:

                 _______________________________________________________________

          (iii)  Address:

                 _______________________________________________________________
                 _______________________________________________________________

          (iv) If the party is a @ROAD employee, how did it acquire title to the software material (e.g., software material was written by @ROAD's employees as part of their job assignment)?

                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

          (v) If the party is an individual, did s/he create the software material while employed by or under contractual relationship with another party?

                 Yes ________  No _________

                 If Yes, provide name and address of the other party and explain the nature of the obligations:

                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

     (c) How did @ROAD acquire title to the software material written by the other party?

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

3. Was the software material or any portion thereof derived from any third party's pre-existing materials?

     Yes ________  No _________

     If yes, provide the following information for each of the pre-existing materials:

     (a)  Name of the materials:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (b)  Owner:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (c)  How did @ROAD get the right to use the pre-existing material(s)?

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

4. Identify below, or in an attachment, any other circumstances which might affect INTEL's ability to reproduce and market this software product, including:

     (a)  Confidentiality or trade secrecy of pre-existing materials:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (b)  Known or possible royalty obligations to others:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (c) Pre-existing materials developed for another party or customer (including government) where @ROAD may not have retained full rights to the material:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (d) Materials acquired from a person or @ROAD contractor possibly not having title to them:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (e)  Other circumstances:

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

5. Copies of any approved copyright registration forms or filings have been attached hereto.

@ROAD, INC.

__________________________________
Signature

__________________________________
Printed Name

__________________________________
Title

__________________________________
Date

Oplinger, Penny L
To:       Smith, Ron J; Myers, Cheryl L; Heeb, Jay; Someshwar, Ashok; Casey,
          Mark
Subject:  Delegation of Authority


To:            Distribution

From:          Terry Gillett/by Penny Oplinger

Subject:       Delegation of Authority
               -----------------------

I will be out of the office on Monday, January 31, 2000. During my absence, Mike Iannitti will act on my behalf and have full signature authorization for my organization. Mike can be reached at 554-0678 or through Penny Oplinger at 554-5134.


          /s/ Terry Gillett                   /s/ Mike Iannitti
          -----------------                   -----------------
          Terry Gillett                       Mike Iannitti